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                                                                     EXHIBIT 3.1


                  ARTICLES OF INCORPORATION                      FILED
                                                           98 MAR 25 AM 11:38
                              OF
                                                           SECRETARY OF STATE
                    MOLD - A - BRACE, INC.                TALLAHASSEE, FLORIDA

                       ARTICLE 1 - NAME
 The name of this corporation is MOLD - A - BRACE, INC.

 The principal office of the corporation is located at
                10138 LEXINGTON ESTATES BLVD.
                BOCA RATON, FL  33428

                              ARTICLE 2 - DURATION
     This corporation shall exist perpetually commencing on the date these Articles are filed.

                              ARTICLE 3 - PURPOSE
     This corporation is organized for the following purposes:
     MANUFACTURE AND SALE OF MEDICAL PRODUCTS and for the purpose of transacting any or all lawful business.

                           ARTICLE 4 - CAPITAL STOCK
     This corporation is authorized to issue 10,000 shares of ten cents ($.10) par value common stock which shall be designated "Common Shares".

                ARTICLE 5 - INITIAL REGISTERED OFFICE AND AGENT
     The street address of the initial registered office of this corporation is
                    10138 LEXINGTON ESTATES BLVD.
                    BOCA RATON, FL  33428
and the name of the initial registered agent of this corporation at that address is WILMA COX


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                     ARTICLE 6 - INITIAL BOARD OF DIRECTORS

     This corporation shall have 2 directors initially. The number of directors may be increased from time to time by the By-Laws, but shall never be less than
2. The name and address of the initial director(s) of this corporation is:

                              MICHAEL F. AND WILMA COX
                              10138 LEXINGTON ESTATES BLVD.
                              BOCA RATON, FL 33428

                            ARTICLE 7 - INCORPORATOR

     The name and address of the person signing these Articles is:

                              WILMA COX
                              10138 Lexington Estates Blvd.
                              Boca Raton, Florida 32428

                 ARTICLE 8 - RESTRICTIONS ON TRANSFER OF STOCK

     Shares of capital stock of this corporation shall be issued initially to the following persons and in the amounts set opposite their names:

                  MICHAEL F. AND WILMA COX, JTWROS-1200 SHARES

     Shares held by the initial shareholders listed above may not be resold or otherwise transferred to other persons unless such shares are first offered to the remaining shareholders or to this corporation. The price and terms at which, and the time within which, such shares may be offered and sold shall be further specified by written agreement among all of the shareholders and this corporation.

                              ARTICLE 9 - BY-LAWS

     The power of adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors and shareholders.

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                              ARTICLE 10 - POWERS

     This corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

                          ARTICLE 11 - INDEMNIFICATION

     The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                             ARTICLE 12 - AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation.

     Any Amendment hereto, and any right conferred upon the shareholders, is subject to this reservation.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 7 day of MARCH, 1993.


                                       /s/ WILMA COX
                                       --------------------------------------
                                       WILMA COX

STATE OF FLORIDA
COUNTY OF PALM BEACH

     BEFORE ME, a notary public authorized to take acknowledgements in the state and county set forth above, personally appeared

                                   WILMA COX

known to me and known by me to be the person who executed the foregoing Articles of Incorporation and he acknowledged before me that he executed these Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the state and county aforesaid, this 7th day of MARCH, 1993.


[SEAL]

                                       /s/ DONALD M. VAN DUSEN
                                       --------------------------------------
                                       DONALD M. VAN DUSEN
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                         ACCEPTANCE OF REGISTERED AGENT

                                       OF

                             MOLD - A - BRACE, INC.


     Having been named to accept service of process for the above-stated corporation at the placed designated, I hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.901, Florida Statutes, relative to keeping open said office.


                                            /s/  WILMA COX
                                           ------------------------------
                                                 Wilma Cox


STATE OF FLORIDA

COUNTY OF PALM BEACH

     SWORN TO AND SUBSCRIBED before me this 7th day of March, 1993.


My commission expires:                     /s/  DONALD M. VAN DUSEN
                                           ------------------------------
[Seal]                                          Notary Public